UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2010
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-1063 (Commission File Number)	26-1531856 (IRS Employer Identification Number)
3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)
(419) 887-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective December 16, 2010, the Board of Directors of Dana Holding Corporation (“Dana”) amended Dana’s Bylaws (the “Bylaws”) to provide for a majority vote standard for the election of its Board of Directors. This amendment provides, in pertinent part, that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board of Directors for consideration in accordance with the procedures set forth in the Bylaws. Our Nominating and Corporate Governance Committee will then evaluate the best interests of Dana and its shareholders and will recommend to the Board of Directors the action to be taken with respect to the tendered resignation. Following the Board of Directors’ determination, Dana will promptly publicly disclose the Board of Directors’ decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation.
The foregoing summary of the terms of the amendment to the Bylaws is qualified in its entirety by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.2, and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following item is filed with this report.

Exhibit No.	Description
3.2	Bylaws of Dana Holding Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: December 20, 2010	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3.2	Bylaws of Dana Holding Corporation

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